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                                                                     Exhibit 2.3

                   REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

     THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of September 2, 1999, between CAIS Internet, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule A
                                                                ----------
attached hereto, including their successors and assigns (collectively, the "Holders" and individually a "Holder").

     WHEREAS, on August 4, 1999, the Company, Atcom, Inc., a California corporation ("Atcom"), and CIAM Corp., a California corporation ("CIAM") and a wholly owned subsidiary of the Company, entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which CIAM will be merged with and into Atcom (the "Merger");

     WHEREAS, the Holders are holders of Atcom capital stock who on the date hereof shall receive shares of Common Stock (as defined below) in connection with the Merger (the "Shares");

     WHEREAS, the Merger Agreement provides, among other things, that the Company shall grant the Holders certain registration rights with respect to the Shares and certain other shares of Common Stock, as more fully set forth herein;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, there parties hereto agree as follows:

     1.  Definitions.
         -----------

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "CAIS Prospectus" shall have the meaning set forth in Section 6(d)
          ---------------
hereof.

         "CAIS SEC Reports" shall have the meaning set forth in Section 6(d)
          ----------------
hereof.

         "Common Stock" shall mean the Common Stock, par value $.01 per share,
          ------------
of the Company.

         "Company" shall have the meaning set forth in the preamble and also
          -------
shall include the Company's successors.

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         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended from time to time.

         "Form S-3" means such form under the Securities Act as in effect on
          --------
the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "Holder" or "Holders" shall have the meaning set forth in the
          ------      -------
preamble.

         "Merger" shall have the meaning set forth in the preamble.
          ------

         "Offering" shall mean the sale of Common Stock in connection with any
          --------
public offering by the Company.

          "Other Holders" shall have the meaning set forth in Section 4(c)
           -------------
hereof.

          "Person" shall mean an individual, partnership, limited liability
           ------
company, corporation, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

          "Piggyback Notice" shall have the meaning set forth in Section 4(b)
           ----------------
hereof.

          "Piggyback Registration" shall have the meaning set forth in Section
           ----------------------
4(b) hereof.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
Statement for the registration with the SEC of all or a portion of the Registrable Securities, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Registrable Securities" shall mean the Shares, any shares of Common
           ----------------------
Stock issued or issuable upon the exercise of warrants held as of the date hereof by any of the Holders and shares of Common Stock issuable to the Holders and any other Atcom shareholders as Additional Consideration (as defined in the Merger Agreement), excluding, (i) Registrable Securities for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been sold or otherwise distributed under such Registration Statement or (ii) Registrable Securities which the Holder thereof may sell in any one three month period pursuant to Rule 144 under the Securities Act (or such successor rule as may be adopted).

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
performance of or compliance with the registration rights granted under Section 3 of this Agreement, including, without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees

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and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 5(1) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including fees and expenses of one counsel to the Holders in an amount not to exceed $10,000 and the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

          "Registration Statement" shall mean a registration statement of the
           ----------------------
Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers some or all of the Registrable Securities, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended
           --------------
from time to time.

          "Shares" shall have the meaning set forth in the preamble.
           ------

          "Shelf Registration" shall mean a registration required to be effected
           ------------------
pursuant to Section 3 hereof.

          "Shelf Registration Statement" shall mean a "shelf" Registration
           ----------------------------
Statement of the Company and any other entity required to be a registrant with respect to such shelf Registration Statement pursuant to the requirements of the Securities Act which covers some or all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     2.   Lock-up Agreement.
          -----------------

          (a) Each Holder agrees that it shall not transfer, offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly, any Shares held by such Holder through November 21, 1999. If requested by

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an underwriter of Common Stock, each Holder will reaffirm the agreement set forth in this Section 2 in a separate writing in a form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to the Shares, subject to the foregoing restriction until the end of said period.

          (b) Notwithstanding anything in this Agreement to the contrary, in connection with any Offering, each Holder agrees that, if requested by the managing underwriter of the Offering, such Holder shall not, directly or indirectly, sell, offer, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of, any Shares, without the prior written consent of the Company and the managing underwriters of the Offering for a period of ninety
(90) days from the effective date of the registration statement under the Securities Act relating to such Offering and to the extent otherwise permissible under the requirements for a tax-free Merger; provided, however, that all
                                              --------  -------
officers and directors of the Company enter into similar agreements; and provided, further, that such Holder has been provided the opportunity to
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participate in such Offering, subject to any applicable cutback arrangements as set forth herein. This restriction shall be binding upon any transferee of the Shares (except for those transferees who purchased the Shares from a Holder under a Registration Statement or a sale pursuant to Rule 144) and the certificates for the Shares shall bear a legend to such effect. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period.

     3.   Shelf Registration Under the Securities Act.
          -------------------------------------------

          (a)  Filing of Shelf Registration Statement.  The Company shall use
               --------------------------------------
its best efforts to cause to be filed and declared effective on or before November 21, 1999 a Shelf Registration Statement providing for the sale by the Holders of the Registrable Securities. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective (on Form S-1 or, when the Company is so eligible, Form S-3) for a period expiring on the earlier of (i) the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or (ii) the date on which the Shares cease to be Registrable Securities. The Company further agrees to, subject to Section 5(b) and Section 5(i), supplement or amend the Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration; provided, however, that the Company shall not be deemed to have
              --------  -------
used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders covered thereby not being able to sell such Registrable Securities during that period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective. The Company shall have the right to include securities which are not Registrable Securities, including without limitation a primary Offering of securities by the Company for its own account, in any such Offering under this Section 3; provided, that the inclusion of such additional securities would not adversely affect or

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reduce the number of shares of Registrable Securities to be registered for the account of the Holders in any Offering of Registrable Securities which the Holders are effecting under such Registration Statement. The Company undertakes to file as soon practicable and use its best efforts to have the SEC declare effective any post-effective amendment necessary to permit the sale of Registrable Securities pursuant to such Registration Statement.

          (b)  Expenses.  The Company shall pay all Registration Expenses in
               --------
connection with the Shelf Registration. Each Holder shall pay all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act.

          (c)  Inclusion in Shelf Registration Statement.  Any Holder who does
               -----------------------------------------
not provide the information reasonably requested by the Company in connection with the Shelf Registration Statement as promptly as practicable after receipt of such request, but in no event later than twenty (20) days thereafter, shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement.

          (d)  Underwriting Arrangements.  The managing underwriter for any
               -------------------------
Offering under this Section 3 shall be selected by the Holders of a majority of the Registrable Securities, subject to the consent of the Company, which shall not be unreasonably withheld. Notwithstanding any other provision of this
Section 3, if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the Shelf Registration exceeds the number that can be sold in an orderly manner within a price range reasonably acceptable to the Company, the Company will include in the Shelf Registration, (i) first, the Registrable Securities to be included in the Shelf Registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Shares owned by each such Holder, (ii) second, the securities the Company proposes to sell, and (iii) third, other securities requested to be included in the Shelf Registration, pro rata on the basis of the number of shares of such securities owned by each holder thereof. The number of shares of Registrable Securities held by the Holders shall not be reduced until such time as the shares referenced in subclauses (ii) and (iii) have been reduced to zero.

          (e)  Market Stand-Off.  Notwithstanding anything to the contrary set
               ----------------
forth herein, no Holder shall sell, directly or indirectly, any Shares under a Shelf Registration Statement filed in connection with a Shelf Registration during the period starting with the date such Holder receives a Piggyback Notice (as defined below) and ending on the date which is sixty (60) days after the effective date of a Registration Statement subject to Section 4 hereof.

     4.   Piggyback Registrations.
          -----------------------

          (a)  Right to Piggyback.  If the Company proposes to file any
               ------------------
registration statement under the Securities Act for purposes of an Offering of securities of the Company (including, but not limited to, registration statements relating to secondary

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Offerings of securities of the Company, but excluding (i) Registration
Statements filed pursuant to Section 3 of this Agreement or (ii) Registration Statements relating to employee benefit plans or with respect to corporate reorganizations, or other transactions under Rule 145 of the Securities Act) (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (each, a "Piggyback Notice") and, subject to the terms hereof, the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty
(20) days after the date of delivery of the Piggyback Notice. The Company shall use its best efforts to keep any such Registration Statement effective for up to sixty (60) days. If the Piggyback Registration is an underwritten Offering on behalf of the Company, then the Company shall not be required to include any Registrable Securities of a Holder in such Offering unless such Holder enters into a customary form of underwriting agreement in form and substance reasonably satisfactory to the underwriters and the Company.

          (b)  Priority on Primary Registrations.  If a Piggyback Registration
               ---------------------------------
is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such Offering within a price range acceptable to the Company, the Company will include in such registration,
(i) first, the securities the Company proposes to sell, and (ii) second, other securities requested to be included in such registration, including without limitation the Registrable Securities, pro rata on the basis of the number of shares of such securities owned by each holder thereof (subject to any other priority arrangements existing under registration rights agreements to which the Company is a party as of the date hereof).

          (c)  Priority on Secondary Registration.  If a Piggyback Registration
               ----------------------------------
is an underwritten secondary registration on behalf of holders of the Company's securities other than the Holders of Registrable Securities (the "Other Holders"), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such Offering within a price range acceptable to the Other Holders requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the Other Holders requesting such registration, (ii) second, the securities the Company proposes to sell, and
(iii) third, other securities requested to be included in such registration, including without limitation the Registrable Securities, pro rata on the basis of the number of shares of such securities owned by each holder thereof (subject to any other priority arrangements existing under registration rights agreements to which the Company is a party as of the date hereof).

          (d)  Selection of Underwriters.  In the case of an underwritten
               -------------------------
Piggyback Registration, the Company shall have the right to select the investment banker(s) and manager(s) to administer the Offering.

                                       6
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     5.   Registration Procedures.
          -----------------------

          In connection with the obligations of the Company with respect to the Registration Statements pursuant to this Agreement, the Company shall:

          (a) prepare and file with the SEC, within the time periods set forth herein, a Registration Statement, which Registration Statement (i) shall be available for sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

          (b)  subject to the last three sentences of this Section 5(b) and
Section 5(i) hereof, (i) prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; (ii) cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof. Notwithstanding anything to the contrary contained therein, the Company shall not be required to take any of the actions described in subsections (i), (ii), or (iii) above with respect to each particular Holder of Registrable Securities under a Piggyback Registration unless and until the Company has received a Piggyback Notice from the Holder that such Holder intends to make offers or sales under the Registration Statement as specified in such Piggyback Notice; provided, however,
                                                              --------  -------
that the Company shall have 10 business days to prepare and file any such amendment or supplement after receipt of the Piggyback Notice. Once a Holder has delivered a Piggyback Notice to the Company, such Holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus. Such Holder also shall notify the Company in writing upon completion of such offer or sale or at such time as such Holder no longer intends to make offers or sales under the Registration Statement;

          (c) furnish to each selling Holder of Registrable Securities, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus, including each preliminary Prospectus, by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus;

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

          (d) use its best efforts to register or qualify the Registration Statement by the time the applicable Registration Statement is declared effective by the SEC under all applicable sate securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective as provided herein and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder to the extent required hereunder; provided,
                                                                  --------
however, that the Company shall not be required to (i) qualify generally to do
-------
business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this
Section 5(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction.

          (e) notify each selling Holder of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (ii) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading;

          (f) take all best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (g) furnish to each selling Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holder may reasonably request at least two business days prior to any sale of Registrable Securities;

          (i) subject to the last three sentences of Section 5(b) hereof, upon the occurrence of any event contemplated by Section 5(e)(iv) hereof, use its best efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a

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post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading;

          (j) make available for inspection by the Holders of the Registrable Securities and any representatives, counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, counsel or accountant in connection with a Registration Statement; provided, however, that such records, documents or information which
           --------  -------
the Company determines, in good faith, to be confidential and notifies such representatives, counsel or accountants in writing that such records, documents or information are confidential shall not be disclosed by the representatives, counsel or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement; (ii) the release of such records, documents or information is ordered pursuant to a subpoena or order from a court of competent jurisdiction; or (iii) such records, documents or information have been generally made available to the public;

          (k) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the selling Holders of Registrable Securities;

          (l) use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed;

          (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of a Registration Statement;

          (n) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (o) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable selling Holders to consummate the disposition of such Registrable Securities.

          The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

          In connection with and as a condition to the Company's obligations with respect to the Registration Statement, each Holder agrees that: (i) it will not offer or sell its Registrable Securities under the Registration Statement (other than the Shelf Registration Statement) until it has provided a Piggyback Notice, if and to the extent applicable, and has received copies of the supplemental or amended Prospectus contemplated by Section 5(b) hereof and receives notice that any post-effective amendment has become effective; or (ii) upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 5(e)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement under such Holder receives copies of the supplemental or amended Prospectus contemplated by Section 5(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If at any time after any Registration Statement becomes effective, the Company advises the Holders in writing that due to the existence of material information that has not been disclosed to the public and included in the Registration Statement it is thus necessary to amend the Registration Statement, the Holders shall suspend any further sale of Registrable Securities until the Registration Statement has been amended (each such period being referred to herein as a "Suspension Period").
In such event the Company shall use its best efforts to amend the Registration Statement as soon as reasonably practicable. The Company shall only have the right to impose a Suspension Period not more than twice from the date of this Agreement until such time as the Company files and the SEC declares effective a Registration Statement on Form S-3 covering the Registrable Securities. Each Suspension Period shall not be longer than 60 days.

     Notwithstanding anything to the contrary contained herein, the Company shall have the right to postpone the filing of any Registration Statement hereunder (other than the Shelf Registration Statement, which shall not be subject to this provision) for a reasonable period of time (not exceeding 60 days) if the Company furnishes the Holders of Registrable Securities a certificate signed by the Chairman of the Board of Directors or the President of the Company stating that in its good faith judgment, the Company's Board of Directors (or the executive committee thereof) has determined that effecting the registration at such time would adversely affect a material financing, acquisition or disposition of assets or securities, merger or other comparable transaction, or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

     6.  Investment Representations.  With respect to the Shares, each Holder
         --------------------------
represents and warrants as follows:

         (a) The Holder, by reason of his or her business and financial experience has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he or she is capable of (i) evaluating the merits and risks of an investment in Common Stock and making an informed investment decision, (ii) protecting his or her own interest and (iii) bearing the economic risk of such investment. If the Holder retained a purchaser's representative with respect to the investment in Common Stock that may be made pursuant to the Merger Agreement then the Holder shall, prior to or at the Closing, (i) acknowledge in writing such representation and
(ii) cause such representative to deliver a certificate to the Company containing such representations as are reasonably requested by the Company.

         (b) The Holder is acquiring the Common Stock for investment for the Holder's own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein. The Holder understands that, except as expressly provided herein, the Common Stock has not been registered under the Securities Act or state securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations as expressed in this Agreement. The Holder further understands that the Company shall have no obligation to register the Common Stock under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The Holder hereby acknowledges that because of the restrictions on transfer or assignment of the Common Stock to be issued in connection with the Merger the Holder may have to bear the economic risk of the investment commitment in Common Stock for an indefinite period of time.

         (c) The Holder will observe and comply with the Securities Act and all applicable state securities and "blue sky" laws and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of Common Stock. In furtherance of the foregoing, and in addition to any restrictions contained in this Agreement, the Holder will not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of the Common Stock unless at such time at least one of the following is satisfied:

              (i) a Registration Statement under the Securities Act covering the Common Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current Prospectus, shall have been filed with the SEC and made effective under the Securities Act;

              (ii) such transaction shall be permitted pursuant to the provisions of Rule 144;

              (iii) counsel representing the Holder, satisfactory to the Company, shall have advised the Company in a written opinion letter reasonably satisfactory to the Company and its counsel, and upon which the Company and its counsel may rely, that no registration under the Securities Act or any applicable state securities law would be required in connection with the proposed sale, transfer or other disposition; or

              (iv) an authorized representative of the SEC shall have rendered written advice to the Holder (sought by the Holder or counsel to the Holder, with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition if consummated.

         (d) The Holder understands that an investment in the Common Stock involves substantial risks. Holder has been given the opportunity to make a thorough investigation of the proposed activities of the Company and, upon request to the Company, has been furnished with materials relating to the Company and its proposed activities, including, without limitation, a copy of the Prospectus dated May 21, 1999 (the "CAIS Prospectus") and all reports filed by the Company with the SEC since May 21, 1999 (the "CAIS SEC Reports"). The Holder has been afforded the opportunity to obtain any additional information deemed necessary by the Holder to verify the accuracy of any representations made or information conveyed to the Holder. The Holder confirms that all documents, records and books pertaining to its investment in Common Stock and requested by the Holder have been made available or delivered to the Holder. The Holder has had an opportunity to ask questions of and receive answers from the Company, or from a person or persons acting on the Company's behalf, concerning the terms and conditions of this investment. The Holder has relied upon, and is making his or her investment decision upon, the CAIS Prospectus, the CAIS SEC Reports, certain consent solicitation materials distributed by Atcom in connection with the Merger and other information publicly available about the Company.

     7.  Restrictive Legend.  All certificates representing the Common Stock
         ------------------
deliverable to the Holders pursuant to the Merger Agreement and any certificates subsequently issued with respect thereto or in substitution therefor, unless a sale, transfer or other disposition is executed pursuant to one or more of the alternative conditions set forth in Section 6(c) shall have occurred, or unless the conditions of paragraph (k) of Rule 144 promulgated under the Securities Act shall have been satisfied, shall bear a legend substantially as follows, in addition to any legend the Company determines is required pursuant to any applicable legal requirement:

     "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Agreement and Plan of Merger dated as of August 4, 1999 and that certain Registration Rights and Lock-Up Agreement dated as of

     _________, 1999, copies of which agreements CAIS Internet, Inc. will furnish, without charge, to the holder of this certificate upon written request therefor."

The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent(s) with respect to the certificates for the Common Stock but not as to the certificates for any part of the Common Stock as to which said legend is no longer appropriate when one or more of the alternatives set forth in Section 6(c) shall have been satisfied or the conditions of paragraph (k) of Rule 144 promulgated under the Securities Act shall have been satisfied.

     8.  Affiliate Agreements. If and to the extent that a Holder is deemed to
         --------------------
be an "affiliate" of the Company within the meaning of the Securities Act, and as used for purposes of paragraphs (c) and (d) of Rule 145 of the SEC, then the following terms of this Section 8 shall apply:

         (a) The Holder agrees not to sell, transfer or otherwise dispose of the Shares unless (i) such sale, transfer or other disposition is made pursuant to an effective Registration Statement under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (iii) such sale, transfer or other disposition is executed pursuant to one or more of the alternative conditions set forth in Section 6(c).

         (b) The Company will give stop-transfer instructions to its transfer agent with respect to the Shares and there will be placed on the certificates representing such Shares, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate may only be transferred in conformity with Rule 145(d) or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act of 1933."

The legend and stop order set forth above shall be removed (by delivery of a substitute certificate without such legend) if the Holder delivers to the Company (i) satisfactory written evidence that the Shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that public sale of the Shares by the Holder thereof is no longer subject to Rule 145.

     9.  Indemnification; Contribution.
         -----------------------------

         (a)  Indemnification by the Company. The Company agrees to indemnify
              ------------------------------
and hold harmless each Holder and its officers and directors and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which such Holder's Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, body or third party, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company which shall not be unreasonably withheld; and

              (iii) against any and all expense (including reasonable fees and disbursements of counsel), as reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above.

provided, however, that the indemnity provided pursuant to this Section 9(a)
--------  -------
does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

         (b)  Indemnification by Holders. Each Holder severally agrees to
              --------------------------
indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Holder within the meaning of
Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 9(a) hereof (except that any settlement described in Section 9(a)(ii) shall be effected with the written consent of such Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission, or alleged untrue statement or omission, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or amendment thereto) or such Prospectus (or any amendment or supplement thereto). In no event shall the liability of any Holder under this Section 9(b) be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c)  Conduct of Indemnification Proceedings. Each indemnified party
              --------------------------------------
shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability that it may have under the indemnity agreement provided in
Section 9(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not relieve, in any event, the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under
Section 9(a) or (b) above. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party
                              --------  -------
or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to one separate counsel at the indemnifying party's expense. If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, such indemnifying party's counsel shall be entitled to conduct such indemnifying party's defense and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for the fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

         (d)  Contribution. In order to provide for just and equitable
              ------------
contribution in circumstances in which the indemnity agreement provided for in this Section 9 is held to be unenforceable for any reason even though it is applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relative equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnified parties and indemnifying parties in connection with the Offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages that such selling Holder has otherwise been required to pay by reason of such untrue statement or omission.

          Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), each Person, if any, who controls a Holder within the meaning of Section `5 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     10. Rule 144 Sales.
         --------------

         (a) The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Securities Exchange Act, as amended, so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act, to the extent such securities are otherwise transferable.

         (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities.

         (c) The Company shall use its best efforts so that the Company becomes eligible to use Form S-3 for registration of its capital stock on May 20, 2000, and shall thereafter use its best efforts to remain so eligible after such date.

     11. Miscellaneous.
         -------------

         (a)  Amendments and Waivers. The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders of a majority in amount of the outstanding Registrable Securities. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 11(a) shall be provided by the Company to each Holder of Registrable Securities at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

         (b)  Notices. All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery,
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 11(b), which address initially is, with respect to each Holder, the address set forth next to such Holder's name on the signature page hereof, or
(ii) if to the Company, at 1255 22/nd/ Street, N.W., Washington, D.C. 20037,
Attention: Ulysses G. Auger, II.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

         (c)  Successors and Assigns. This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and permitted assigns as permitted hereunder of each of the parties and, except as provided in Section 9 hereof, no other Person shall acquire or have any right under or by virtue of this Agreement. No purchaser of the Shares from a Holder shall be deemed a successor or assign by reason of such purchase. The benefits and obligations of a Holder under this Agreement may be assigned (only by a written instrument signed by a Holder and such assignee) to a Person then holding or acquiring an aggregate of at least [10,000] Shares. If any successor or such an assignee of any Holder shall acquire Registrable Securities, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement.

         (d)  Counterparts. This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e)  Headings. The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

         (f)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         (g)  Specific Performance. The parties hereto acknowledge that there
              --------------------
would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

         (h)  Entire Agreement. This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (i)  Additional Actions and Documents. The parties hereto shall take or
              --------------------------------
cause to be taken such further actions, shall execute, deliver and file, or cause to be executed, delivered or filed, such further documents and instruments, and shall obtain such consents as may be necessary or as the other party may reasonably request, without the payment of further consideration, in order fully to effectuate the purposes, terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              CAIS INTERNET, INC.

                              By: /s/ Ulysses G. Auger, II
                                 -------------------------------
                              Name: Chief Executive Officer and President
                                   ---------------------------------------

                              HOLDER


                              __________________________________
                              Name:_____________________________

                              Address:__________________________
                              __________________________________
                              __________________________________

                                  Schedule A
                                  ----------

                                    HOLDERS
                                    -------


                                 Common Stock
                                 ------------

Holder                                                                   Shares
------                                                                   ------



                                   Warrants
                                   --------

Holder                       No. of Shares into which
------                       -------------------------
                             Warrants are Convertible
                             ------------------------